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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Mark P. Frissora, whose signature appears below, constitutes and appoints Paul J. Siracusa, Harold E. Rolfe and Richard J. Foti, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement (Registration No. 333-135782) of Hertz Global Holdings, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ MARK P. FRISSORA Mark P. Frissora
Dated:	August 25, 2006

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POWER OF ATTORNEY